Exhibit 99.1

CSS Industries, Inc. Reports Results of Operations for the Quarter Ended June 30, 2010

PHILADELPHIA--(BUSINESS WIRE)--July 27, 2010--CSS Industries, Inc. (NYSE:CSS) announced today its results of operations for the first quarter ended June 30, 2010. Sales for the first quarter of fiscal 2011 were basically flat versus the first quarter of last year, declining 0.7% to $53,288,000 from $53,677,000 in fiscal 2010. The net loss for the first quarter of fiscal 2011 was $5,737,000, or $0.59 per share, versus a net loss of $4,490,000, or $0.47 per share, in the first quarter of last fiscal year. The Company’s highly seasonal orientation has historically resulted in operating losses in the first and fourth quarters of the fiscal year and operating profits in the second and third quarters.

First Quarter Results

Sales for the first quarter of fiscal 2011 benefitted from the timing of earlier Halloween shipments this fiscal year which were offset by a decrease in our sales of C.R. Gibson branded infant products. The net loss for the first quarter of fiscal 2011 was negatively impacted by an increase in cost of goods sold and higher selling, general and administrative (SG&A) expenses. The increased cost of goods sold were primarily driven by higher cost of ocean freight, royalties and testing fees largely associated with the earlier Halloween shipments. SG&A expenses increased year over year due to higher selling and payroll expenses in the first quarter of fiscal 2011.

Management Comments

“While the challenging economic environment continued into the beginning of fiscal 2011, we are pleased with the earlier Halloween shipments during the first quarter and we are working hard to replace the lower sales of our infant products,” said Christopher J. Munyan, CSS’ President and CEO. “We started our seasonal production earlier in fiscal 2011 than last fiscal year which drove an approximately $6,300,000 increase in net cash used in operating activities. We believe this earlier production of inventory will facilitate our seasonal customer shipments during the second and third quarters of fiscal 2011. Looking forward, we believe that improved operational efficiencies and processes that we have already implemented will benefit our remaining nine months of fiscal 2011. Additionally, we continue to focus on cash flow generation, and we expect that free cash flow (defined as cash flow from operations reduced by purchases of property, plant and equipment) for fiscal 2011 will be at least $25,000,000.”

CSS is a consumer products company primarily engaged in the design and sale of seasonal and all occasion products, principally to mass market retailers. These products include gift wrap, gift bags, gift boxes, boxed greeting cards, gift tags, gift card holders, decorative tissue paper, decorations, floral accessories, classroom exchange Valentines, decorative ribbons and bows, Halloween masks, costumes, make-ups and novelties, Easter egg dyes and novelties, craft and educational products, stickers, memory books, stationery, journals and notecards, infant and wedding photo albums and scrapbooks, and other gift items that commemorate life’s celebrations.

This press release includes “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 including, among others, statements relating to the benefits from our improved operational efficiencies and processes, free cash flow (defined as cash flow from operations reduced by purchases of property, plant and equipment), future sales volume and the expected timing of the shipment of inventory. Forward-looking statements are based on the beliefs of the Company’s management as well as assumptions made by and information currently available to the Company’s management as to future events and financial performance with respect to the Company’s operations. Forward-looking statements speak only as of the date made. The Company undertakes no obligation to update any forward-looking statements to reflect the events or circumstances arising after the date as of which they were made. Actual events or results may differ materially from those discussed in forward-looking statements as a result of various factors, including without limitation, general market and economic conditions; increased competition (including competition from foreign products which may be imported at less than fair value and from foreign products which may benefit from foreign governmental subsidies); increased operating costs, including labor-related and energy costs and costs relating to the imposition or retrospective application of duties on imported products; currency risks and other risks associated with international markets; risks associated with acquisitions, including acquisition integration costs and the risk that the Company may not be able to integrate and derive the expected benefits from such acquisitions; risks associated with the Company’s enterprise resource planning systems standardization project, including the risk that the cost of the project will exceed expectations, the risk that the expected benefits of the project will not be realized and the risk that implementation of the project will interfere with and adversely affect the Company’s operations and financial performance; the risk that customers may become insolvent, may delay payments or may impose deductions or penalties on amounts owed to the Company; costs of compliance with governmental regulations and government investigations; liability associated with non-compliance with governmental regulations, including regulations pertaining to the environment, Federal and state employment laws, and import and export controls and customs laws; and other factors described more fully in the Company’s annual report on Form 10-K for the fiscal year ended March 31, 2010 and elsewhere in the Company’s filings with the Securities and Exchange Commission. As a result of these factors, readers are cautioned not to place undue reliance on any forward-looking statements included herein or that may be made elsewhere from time to time by, or on behalf of, the Company.

CSS’ consolidated results of operations for the three months ended June 30, 2010 and 2009 and condensed consolidated balance sheets as of June 30, 2010, March 31, 2010 and June 30, 2009 follow:

CSS INDUSTRIES, INC. AND SUBSIDIARIES

CONSOLIDATED RESULTS OF OPERATIONS
(Unaudited)

(In thousands, except per share data)

	Three Months Ended
	June 30,
	2010	2009

SALES	$53,288	$53,677

COSTS AND EXPENSES
Cost of sales	39,555	39,065
Selling, general and administrative expenses	22,393	21,361
Interest expense, net	209	368
Other expense (income), net	68	(113)

	62,225	60,681

LOSS BEFORE INCOME TAXES	(8,937)	(7,004)

INCOME TAX BENEFIT	(3,200)	(2,514)

NET LOSS	$(5,737)	$(4,490)

BASIC AND DILUTED NET LOSS PER COMMON SHARE	$(.59)	$(.47)

WEIGHTED AVERAGE BASIC AND DILUTED SHARES OUTSTANDING	9,683	9,605

CSS INDUSTRIES, INC. AND SUBSIDIARIES

CONSOLIDATED CONDENSED BALANCE SHEETS

(In thousands)

	June 30,	March 31,	June 30,
	2010	2010	2009
	(Unaudited)	(Audited)	(Unaudited)
ASSETS

CURRENT ASSETS
Cash and cash equivalents	$ 2,811	$ 27,217	$ 1,846
Accounts receivable, net	47,807	45,711	46,615
Inventories	118,291	78,851	125,475
Deferred income taxes	6,153	6,165	5,946
Assets held for sale	1,323	1,363	1,363
Other current assets	19,114	15,986	19,846

Total current assets	195,499	175,293	201,091

PROPERTY, PLANT AND EQUIPMENT, NET	48,686	47,786	54,607

DEFERRED INCOME TAXES	5,184	5,439	-

OTHER ASSETS
Goodwill	17,233	17,233	49,258
Intangible assets, net	32,839	32,027	45,354
Other	3,945	3,984	4,026

Total other assets	54,017	53,244	98,638

Total assets	$303,386	$281,762	$354,336

LIABILITIES AND STOCKHOLDERS’ EQUITY

CURRENT LIABILITIES
Notes payable	$ 13,000	$ -	$ 36,700
Current portion of long-term debt	384	481	10,482
Accrued customer programs	6,939	8,380	7,551
Other current liabilities	49,101	35,535	36,572

Total current liabilities	69,424	44,396	91,305

LONG-TERM DEBT, NET OF CURRENT PORTION	-	66	327

LONG-TERM OBLIGATIONS	7,341	4,255	4,482

DEFERRED INCOME TAXES	-	-	4,310

STOCKHOLDERS’ EQUITY	226,621	233,045	253,912

Total liabilities and stockholders’ equity	$303,386	$281,762	$354,336

CONTACT:
CSS Industries, Inc.
Vincent A. Paccapaniccia
Chief Financial Officer
(215) 569-9900